UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Speedway Motorsports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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5555 CONCORD PARKWAY SOUTH

CONCORD, NORTH CAROLINA 28027

March 25, 2011

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Daylight Time on Wednesday, April 20, 2011, at the Smith Tower located at Charlotte Motor Speedway in Concord, North Carolina. We look forward to greeting personally those stockholders who are able to attend.

The accompanying formal Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters on which action will be taken at the meeting.

Whether or not you plan to attend the meeting on April 20, 2011, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or, if you are a Beneficial Owner, in another manner allowed by your broker.

On behalf of the Board of Directors,

Sincerely,

O. Bruton Smith

Chairman and Chief Executive Officer

Voting Your Proxy Is Important

PLEASE SIGN AND DATE YOUR PROXY AND

RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

Speedway Motorsports, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Concord, NC

March 25, 2011

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. will be held at the Smith Tower located at Charlotte Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina on Wednesday, April 20, 2011, at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”) for the following purposes, as described in the accompanying Proxy Statement:

1.	To elect Mr. William R. Brooks, Mr. Mark M. Gambill and Mr. James P. Holden as members of our Board of Directors, each for a term of three years;

2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm for the year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on frequency of stockholder advisory vote on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting.

Only holders of record of our common stock at the close of business on March 1, 2011 will be entitled to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your proxy card or, if you are a Beneficial Owner, in another manner allowed by your broker.

J. Cary Tharrington IV

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2011: The Proxy Statement, the accompanying proxy card and the Annual Report to Security Holders are available at www.speedwaymotorsports.com.

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GENERAL

INTRODUCTION

The Board of Directors (the “Board”) of Speedway Motorsports, Inc. (“SMI” or the “Company”) is soliciting your proxy to be voted at the 2011 Annual Meeting of Stockholders to be held on Wednesday, April 20, 2011, at 10:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The Annual Meeting will be held at the Smith Tower located at Charlotte Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina. Only holders of record of SMI’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on March 1, 2011 (the “Record Date”) are entitled to receive notice of the Annual Meeting, to receive this Proxy Statement, including the accompanying proxy card, and to vote at the Annual Meeting.

HOW TO VOTE

This Proxy Statement, including the accompanying proxy card, is first being sent to stockholders on or about March 25, 2011.

Stockholders may vote using any of the following methods:

•

By Mail. Be sure to complete, sign and date the proxy card and return it in the prepaid envelope. If you are a “Stockholder of Record” (i.e., your shares are registered directly in your name with American Stock Transfer & Trust Company, SMI’s transfer agent), and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board.

•

By Telephone or on the Internet. If you are a “Beneficial Owner” (i.e., your shares are held in a stock brokerage account or by a bank or other holder of record), telephone and Internet voting may be available to you depending on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your proxy card.

•

In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a Beneficial Owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.

If you are a Stockholder of Record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•	Written notice to SMI’s Corporate Secretary received prior to the date of the Annual Meeting;

•	Timely delivery of a valid, later-dated proxy; or

•	Voting by ballot at the Annual Meeting.

If you are a Beneficial Owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.

All shares that have been properly voted and not revoked will count as voted at the Annual Meeting.

Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

NUMBER OF SHARES OUTSTANDING AND VOTING

SMI currently has 200,000,000 shares of Common Stock authorized under its Certificate of Incorporation, of which 41,574,666 shares were issued and outstanding as of the Record Date and entitled to be voted at the Annual Meeting. At the Annual Meeting, holders of Common Stock will have one vote per share. In order to establish a quorum at the Annual Meeting, a majority of the shares entitled to vote must be present either in person or by proxy. In some cases, a holder of record holding shares for a Beneficial Owner may not have discretionary authority to vote certain shares on a non-routine matter or otherwise may not vote such shares (a “broker non-vote”). Broker non-votes are included in determining whether a quorum is present. An uninstructed share occurs when a bank, broker or other holder of record holding shares for a Beneficial Owner may exercise discretionary voting authority on routine proposals because that holder has not received voting instructions from the Beneficial Owner. Abstentions

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and uninstructed shares that are voted by the holder of record will be treated as present for purposes of determining a quorum and are entitled to vote. A quorum being present, director-nominees will be elected by a plurality of votes cast, meaning that the director-nominee with the most votes for a particular Board position is elected for that position. With respect to the advisory vote on frequency of stockholder votes on executive compensation, the frequency alternative receiving the greatest number of votes cast will be the frequency that stockholders approve. The actions proposed in the remaining items referred to in the accompanying Notice of Annual Meeting of Stockholders will become effective if a majority of the votes cast by shares entitled to vote is cast in favor thereof. Therefore, while both abstentions and uninstructed shares will be counted for the purpose of determining the existence of a quorum, only abstentions will have the same effect as a negative vote on matters requiring a majority of votes cast by shares entitled to vote. Both abstentions and broker non-votes have no effect on the election of directors or the advisory vote on frequency of stockholder advisory votes on executive compensation.

WEBSITE

Our website is www.speedwaymotorsports.com. We use our website as a method of distribution for Company information. We make available free of charge on the Financials/SEC Filings section of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including our proxy materials and reports filed by officers and directors pursuant to Section 16(a) of the Exchange Act, as well as our Corporate Governance Guidelines and the charters of each committee of the Board. We do not intend for information contained in our website to be part of this Proxy Statement.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each person or entity known by SMI to beneficially own more than five percent of the Common Stock, (ii) each director and nominee to the Board, (iii) each executive officer of SMI listed in the Summary Compensation Table in the “2010 Executive Compensation” section of this Proxy Statement (“named executive officers”), and (iv) all directors and named executive officers of SMI as a group. Except as otherwise indicated below, each person or entity named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Unless otherwise noted, the address for the beneficial owners is 5555 Concord Parkway South, Concord, North Carolina 28027.

Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent
O. Bruton Smith(1)	29,000,800	69.8%
Sonic Financial Corporation(1)(2)	23,700,000	57.0
Dimensional Fund Advisors LP(3)	2,677,655	6.4
William R. Brooks(4)	264,378	*
Marcus G. Smith(5)	229,068	*
Mark M. Gambill(6)	84,953	*
James P. Holden(7)	50,953	*
Robert L. Rewey(7)	60,953	*
Tom E. Smith(8)	75,953	*
All directors and executive officers as a group (seven persons)	29,767,058	71.6%

*	Less than one percent

(1)	The shares of Common Stock shown as owned by Mr. O. Bruton Smith include all of the shares shown as owned by Sonic Financial Corporation (“Sonic Financial”) elsewhere in the table. Mr. Smith owns the substantial majority of Sonic Financial’s common stock. An aggregate of 12,540,000 shares have been pledged by Mr. Smith and/or Sonic Financial as security for loans, 5,000,000 of which shares are pledged as collateral for certain Sonic Automotive, Inc. (“SAI”) loans, a company of which Mr. Smith is Chairman and Chief Executive Officer and the controlling shareholder.

(2)	This entity’s address is P.O. Box 18747, Charlotte, North Carolina 28218.

(3)	This entity’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. This information is based on information contained in a Schedule 13G filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (“DFA”). DFA is an investment advisor in accordance with Rule 240.13d-1(b)(1)(ii)(E) of the Exchange Act. The filing indicates that DFA has sole voting control over 2,603,675 shares and sole dispositive power over 2,677,655 shares.

(4)	As of the Record Date, 78,128 shares of Common Stock were owned by Mr. Brooks directly, including 35,000 shares of restricted stock granted under the 2004 Stock Incentive Plan, Amended and Restated as of February 10, 2009 (the “2004 SIP”). On March 10, 2011, the Compensation Committee adjusted that amount based on final certification of performance targets to 22,867 shares of restricted stock. All other shares shown as owned by Mr. Brooks underlie options granted by the Company that are currently exercisable as of the Record Date.

(5)	As of the Record Date, 6,748 shares of Common Stock were owned by Mr. Marcus G. Smith directly and an additional 47,320 shares shown as owned by Mr. Smith were restricted stock units granted under the 2004 SIP. On March 10, 2011, the Compensation Committee adjusted 35,000 of these restricted stock units based on final certification of performance targets to 22,867 restricted stock units to be settled in shares of Common Stock. All other shares shown as owned by Mr. Smith underlie options granted by the Company that are currently exercisable as of the Record Date.

(6)	Includes 21,173 shares owned by Mr. Gambill directly without restriction, 3,780 restricted shares of Common Stock granted by the Company to Mr. Gambill that vest on April 19, 2011 and options granted by the Company that are currently exercisable as of the Record Date. Mr. Gambill disclaims beneficial ownership of 200 shares.

(7)	Includes 7,173 shares owned by Messrs. Holden and Rewey directly without restriction, 3,780 restricted shares of Common Stock granted to Messrs. Holden and Rewey by the Company that vest on April 19, 2011, and options granted by the Company that are currently exercisable as of the Record Date. Mr. Rewey disclaims beneficial ownership of 2,381 shares.

(8)	Includes 12,173 shares owned by Mr. Tom E. Smith directly without restriction, 3,780 restricted shares of Common Stock granted by the Company to Mr. Smith that vest on April 19, 2011, and options granted by the Company that are currently exercisable as of the Record Date.

For additional information concerning options granted to the Company’s named executive officers, see the “2010 Executive Compensation” section of this Proxy Statement.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board follows the procedures and standards that are set forth in the Company’s Corporate Governance Guidelines. In addition, SMI is committed to conducting business ethically and legally throughout its organization. The Company’s Code of Business Conduct and Ethics guides the Company’s directors, officers (including our chief executive officer, chief operating officer, chief financial officer and treasurer and chief accounting officer) and employees to live up to SMI’s high ethical standards. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.speedwaymotorsports.com. Printed copies may be obtained upon written request to SMI’s Corporate Secretary, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, North Carolina 28212. We post any amendments to the Code of Business Conduct and Ethics, as well as any waivers that are required to be disclosed by SEC or New York Stock Exchange (“NYSE”) rules, on our website.

BOARD AND COMMITTEE MEMBER INDEPENDENCE

Because Mr. O. Bruton Smith holds more than 50% of the voting power of the Common Stock, SMI qualifies as a “controlled company” for purposes of the listing standards of the NYSE and is, therefore, not required to comply with the NYSE requirement that a listed company have a majority of independent directors. However, SMI is committed to having a majority of its Board membership be independent directors as evidenced by SMI’s Corporate Governance Guidelines. SMI’s non-management directors hold meetings, separate from management, at least four times per year. Those meetings are presided over by the Company’s Lead Independent Director, Mr. Robert L. Rewey. In Mr. Rewey’s absence, the other independent directors will choose a different independent director to preside over such meetings.

The Nominating/Corporate Governance Committee regularly reviews the independence of all directors on the Board and reports its findings to the Board, which then makes regular determinations as to director independence under applicable SEC and NYSE requirements. The Board relies upon the Company’s Categorical Standards for Director Independence, which the Board adopted to assist in evaluating the independence of each of its directors. SMI’s Categorical Standards for Director Independence are available on our website at www.speedwaymotorsports.com. The Board has determined that Mr. Mark M. Gambill, Mr. James P. Holden, Mr. Robert L. Rewey and Mr. Tom E. Smith are currently independent within the meaning of the NYSE’s current listing standards, and further that all members of its Audit Committee meet the requirements of SEC Rule 10A-3 applicable to Audit Committee members. The Board’s determination was based upon its assessment of each director’s relationship with SMI and the materiality of that relationship in light of all relevant facts and circumstances from the standpoint of the director in his individual capacity and the persons to which the director is related and organizations with which the director is affiliated. In reaching this determination, the Board has relied upon representations made by Messrs. Gambill, Holden, Rewey, and Tom E. Smith in director questionnaires and discussions between the foregoing individuals and the Nominating/Corporate Governance Committee and the Board. In concluding that Mr. Gambill is independent, the Board took into consideration Mr. Gambill’s prior service on the Board of Managers of SMISC, LLC, the Company’s equally-owned joint venture with International Speedway Corporation that does business as Motorsports Authentics (“MA”). The Board concluded that Mr. Gambill’s prior service on the MA Board of Managers did not compromise his independence. With respect to Mr. Holden, the Board considered his service as a member of the Board of Directors of Sirius XM Radio, Inc., a sponsor of NASCAR and a contract party with the Company’s subsidiary, Performance Racing Network, and the Board of Directors of Snap-on, Inc., a contract party with several of the Company’s subsidiaries. The Board determined that the relationships were immaterial and that Mr. Holden remains independent. The Board also considered Mr. Rewey’s service on the Board of Directors of Sonic Automotive, Inc., a company controlled by Mr. O. Bruton Smith, and the Board concluded that such service did not compromise his independence. Mr. Tom E. Smith is not related to Messrs. O. Bruton Smith or Marcus G. Smith.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s principal executive officer, Mr. O. Bruton Smith, also serves as the Chairman. The Board believes that this leadership structure is optimal for the Company at this time because Mr. Smith’s extensive experience and status as a pioneer in the motorsports industry, together with his founding of and significant equity interest in the Company, provides SMI with strong and consistent leadership. Mr. Robert L. Rewey is the Company’s Lead Independent Director. Mr. Rewey coordinates providing feed-

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back from other non-management members of the Board to the Chief Executive Officer and other Company management regarding business issues. Mr. Rewey is also the director who presides over the regularly scheduled meetings of the Company’s non-management directors.

The Board has not adopted a policy regarding separation of the position of Chairman of the Board from the Chief Executive Officer. The Board recognizes that there may be circumstances in the future that would lead it to separate the positions of Chairman of the Board and Chief Executive Officer, but believes that the absence of a policy requiring either the separation or combination of the positions provides the Board with the flexibility to determine the leadership structure that is in the best interests of the Company and its stockholders.

Management is responsible for managing the Company’s risk and for bringing to the Board’s attention areas of risk that are most material to the Company. The Board, including through its committees, all of which are comprised solely of independent directors, and through regular meetings of the independent directors without management present, regularly reviews areas of risk to the Company and advises and directs management on the scope and implementation of policies, strategy and other actions designed to mitigate risk. The Company’s Audit Committee also reviews risks and works with management and the Company’s independent auditors to identify and address areas of significant risk to the Company. Specific examples of risks primarily overseen by the Audit Committee include risks related to the preparation of the Company’s financial statements, disclosure controls and procedures, internal controls and procedures required by the Sarbanes-Oxley Act, accounting, financial and auditing risks, treasury risks (insurance, credit and debt), matters reported to the Audit Committee through the Company’s Internal Audit Department and through anonymous reporting procedures, risks posed by significant litigation matters, compliance with applicable laws and regulations and risks associated with related party transactions. The Nominating/Corporate Governance Committee monitors the Company’s compliance with its Corporate Governance Guidelines and Code of Business Conduct and Ethics. The Company’s Compensation Committee reviews and evaluates potential risks related to compensation programs for executive and certain non-executive employees of the Company.

COMMUNICATIONS TO THE BOARD

Stockholders and other parties interested in communicating with the Board as a group regarding Board-related matters may do so by writing to the Chairman of the Board, c/o J. Cary Tharrington IV, Vice President and General Counsel, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, North Carolina 28212. The Company’s General Counsel will review the facts and circumstances outlined in the communication and pass appropriate materials on to the Board. In that regard, certain items that are unrelated to the duties and responsibilities of the Board will be excluded. Any correspondence relating to accounting, internal controls or auditing matters will be immediately brought to the attention of the members of the Company’s Audit Committee for consideration in accordance with established procedures. Communications intended for the Lead Independent Director or other non-management directors should be directed to the Lead Independent Director at the address above.

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COMMITTEES OF THE BOARD AND BOARD MEETINGS

There are three standing committees of the Board: the Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee. The Audit Committee is currently comprised of Messrs. Mark M. Gambill (Chairman), James P. Holden and Tom E. Smith. The Nominating/Corporate Governance Committee is currently comprised of Messrs. James P. Holden (Chairman), Robert L. Rewey and Tom E. Smith. The Compensation Committee is currently comprised of Messrs. Tom E. Smith (Chairman), Mark M. Gambill, James P. Holden and Robert L. Rewey. The Board has found that all committee members are independent as defined by the applicable listing standards of the NYSE, the applicable rules of the SEC and the Company’s Categorical Standards for Director Independence.

AUDIT COMMITTEE

The Audit Committee, which held eight meetings in 2010, is responsible for the selection of the Company’s independent registered public accounting firm, reviews and approves the scope of the annual audit, approves annual audit fees and services, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews with the Company’s auditors the effectiveness of the Company’s system of internal control over financial reporting, disclosure controls and procedures and the associated role of management, reviews transactions between the Company and its officers, directors and principal stockholders, reviews and discusses with management and the auditors the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and interim financial information contained in quarterly earnings announcements, approves non-audit fees and services rendered by the auditors and performs such other functions and exercises such other powers as the Board from time to time may determine. The Audit Committee operates under a formal charter that governs its duties and conduct. The charter is available on our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, North Carolina 28212.

Based on the representations made by Mr. Gambill and discussions between Mr. Gambill and other members of the Board, the Board has, in its business judgment, determined that Mr. Gambill is an “audit committee financial expert” in accordance with current SEC regulations. The Board based this determination primarily on Mr. Gambill’s experience as the former President of Wheat First Securities and as the current Chairman of Cary Street Partners. Both of these positions required Mr. Gambill to be extensively involved in analyzing public company financial statements when supervising the investment banking and research analyst operations, and as chairman of the underwriting committee, of Wheat First Securities and in managing Cary Street Partners.

The following is the Audit Committee Report for the year ended December 31, 2010.

AUDIT COMMITTEE REPORT

In accordance with its written charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the independent registered public accounting firm any relationships or services that might impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed and reviewed with management, and the independent registered public accounting firm, the quality and adequacy of the Company’s internal control over financial reporting, and discussed and reviewed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards and the Public Company Accounting Oversight Board, including those described in Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, with and without management present, discussed

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and reviewed the results of the independent registered public accounting firm’s audit of the Company’s financial statements and reviewed the Company’s audited financial statements as of and for the year ended December 31, 2010 with management and the independent registered public accounting firm.

Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting, disclosure controls and procedures and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company, and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and (b) the representations of the independent registered public accounting firm appearing in the auditors’ report on the Company’s financial statements. The Audit Committee’s oversight does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting and auditing standards and applicable laws and regulations.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC. The Audit Committee also recommended the reappointment of the independent registered public accounting firm of PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2011.

Audit Committee

Mark M. Gambill, Chairman and Audit Committee Financial Expert

James P. Holden

Tom E. Smith

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Nominating/Corporate Governance Committee, which held two meetings in 2010, assists the Board in identifying and recommending individuals qualified to become members of the Board, monitors and reviews corporate governance issues and develops and recommends to the Board corporate governance principles applicable to the Board, the Company and its business strategy and operations. Messrs. William R. Brooks, Mark M. Gambill and James P. Holden were recommended to the Board as director-nominees to stand for election at the Annual Meeting by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee operates under a formal charter that governs its duties and conduct. The charter is available on our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, North Carolina 28212.

DIRECTOR NOMINATION CRITERIA AND PROCESS

Directors may be nominated by the Board in accordance with the Company’s Certificate of Incorporation and Bylaws. The procedures used by the Nominating/Corporate Governance Committee to identify and evaluate nominees for director positions involve members of the committee drawing on their contacts in the business community and directly soliciting and interviewing candidates and reviewing director questionnaire responses of prospective nominees. The Nominating/Corporate Governance Committee reviews all nominees for the Board in accordance with the committee’s charter. Given the size and resources of the Nominating/Corporate Governance Committee as well as the number of Company stockholders, the Board believes the committee does not have the resources to thoroughly review the number of Board nominations that would likely be received if the committee accepted unsolicited nominations from stockholders. Accordingly, it is the Nominating/Corporate Governance Committee’s policy not to accept unsolicited nominations to the Board from stockholders.

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The assessment of a nominee’s qualifications will include, at a minimum, a review of Board member criteria listed in the Company’s Corporate Governance Guidelines including, among other things, the following:

•	Ability to use sound judgment;

•

Substantive knowledge in areas of importance to the Company (such as accounting or finance, business or management, industry knowledge, customer-based perspective, sponsorship relationships, strategic planning and leadership);

•	Diversity (background and experience);

•

Skills (financial literacy and/or financial expertise for members of the Audit Committee, management or consulting experience for members of the Compensation Committee and leadership or strategic planning for members of the Nominating/Corporate Governance Committee);

•	Service on the Boards of Directors of other public companies;

•	Integrity, honesty, fairness and independence;

•	Thorough understanding of the Company’s business;

•	Independence under NYSE and SEC criteria; and

•	Such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the Board’s current needs at the time such director is nominated.

The Nominating/Corporate Governance Committee will select qualified nominees and review its recommendations with the full Board, which will decide whether to nominate a Board candidate. The Board intends that each director contribute knowledge, experience and skill in at least one area of importance to the Company. Nominees should neither have nor appear to have a conflict of interest that would impair the nominee’s ability to represent the interests of all Company stockholders and to otherwise fulfill the stated responsibilities of a director. A nominee should also be able to work well with other directors and executives of the Company and should have independent opinions and be willing to state them in a constructive manner and be willing to comply with other guidelines as adopted by the Board. As part of the Nominating/Corporate Governance Committee’s assessment of a prospective director-nominee’s skill, experience, knowledge and judgment, the committee considers diversity of background and personal experience. The Board of Directors should be composed ideally of persons having a diversity of skills, background and experience that are useful to SMI and its present and future needs. However, the Nominating/Corporate Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director-nominees, and a nominee’s background and personal experience, while important, does not necessarily outweigh other attributes or factors the committee may consider. When considering potential nominees for the Board, the Nominating/Corporate Governance Committee considers the standards above and each potential nominee’s individual qualifications in light of the needs of the Board at such time and its anticipated needs in the future.

COMPENSATION COMMITTEE

The Compensation Committee, which held four meetings in 2010, administers certain compensation and employee benefit plans of the Company, reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, equity-based compensation and other benefits of all executive officers and certain other non-executive employees of the Company. The Compensation Committee administers the 1994 Stock Option Plan, the 2004 Stock Incentive Plan, Amended and Restated as of February 10, 2009, the Employee Stock Purchase Plan and the Company’s Incentive Compensation Plan. The Compensation Committee periodically reviews the Company’s executive development and succession planning and executive compensation programs. The Compensation Committee also takes action to modify programs that yield payments or benefits not closely related to Company or executive performance. The policy of the Compensation Committee’s program for executive officers is set forth below in “Compensation Discussion and Analysis” in the “2010 Executive Compensation” section of this Proxy Statement. The Compensation Committee operates under a formal charter that governs its duties and conduct. The charter is available on our website at www.speedwaymotorsports.com. A printed copy may be obtained upon written request to SMI’s Corporate Secretary, Speedway Motorsports, Inc., 5401 E. Independence Blvd., Charlotte, North Carolina 28212.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Tom E. Smith, Mark M. Gambill, James P. Holden and Robert L. Rewey served on the Company’s Compensation Committee in 2010. No member of the Compensation Committee was an officer or employee of the Company and no executive officer of the Company served on the compensation committee or Board of Directors of any company that employed any member of the Compensation Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

During 2010, there were five meetings of the Board, with all directors attending at least 75% of all Board meetings and of all meetings held by committees of the Board on which they served. The Company does not have any policy regarding director attendance at annual meetings of stockholders, and has not retained a record of directors’ attendance at any of the past annual meetings of stockholders. All directors attended the Company’s 2010 Annual Meeting of Stockholders.

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ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

Directors of SMI are elected at the annual meeting of stockholders to serve staggered terms of three years and until their successors are elected and qualified. The Board currently consists of seven directors.

•	The terms of Messrs. O. Bruton Smith and Robert L. Rewey expire at the 2013 annual meeting of stockholders;

•	The terms of Messrs. Marcus G. Smith and Tom E. Smith expire at the 2012 annual meeting of stockholders;

•	The terms of Messrs. William R. Brooks, Mark M. Gambill and James P. Holden expire at the Annual Meeting and, accordingly, they are standing for reelection at the Annual Meeting.

If elected, each director-nominee will serve until the 2014 annual meeting of stockholders and until his successor is elected and qualified, except as otherwise provided in SMI’s Certificate of Incorporation and Bylaws. If for any reason a director-nominee is not a candidate when the election occurs, proxies will be voted in favor of the other director-nominees and may be voted for a substitute director-nominee, unless the Board chooses to reduce the number of directors serving on the Board.

DIRECTORS, DIRECTOR-NOMINEES AND EXECUTIVE OFFICERS

O. Bruton Smith, 84, the Company’s founder and majority stockholder, has been the Chairman and Chief Executive Officer of SMI since its organization in 1994. Since 1975, Mr. Smith has served as the Chief Executive Officer and a board member of Charlotte Motor Speedway, LLC, a wholly-owned subsidiary of SMI, and its predecessor entities (“CMS”), which he originally founded in 1959. Mr. Smith has been the Chief Executive Officer of Atlanta Motor Speedway, LLC (“AMS”) since its acquisition in 1990, Texas Motor Speedway, Inc. (“TMS”) since its formation in 1995, Bristol Motor Speedway, LLC (“BMS”) since its acquisition in 1996, Speedway Sonoma, LLC a/k/a Infineon Raceway (“IR”) since its acquisition in 1996, Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway (“LVMS”) since its acquisition in 1998, New Hampshire Motor Speedway, Inc. (“NHMS”) since its acquisition in January 2008, and Kentucky Raceway, LLC d/b/a Kentucky Speedway (“KyS”) since its acquisition in December 2008. In addition, Mr. Smith serves as the Chief Executive Officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Smith also serves as the Chairman, Chief Executive Officer, a director and controlling stockholder of Sonic Automotive, Inc. (NYSE:SAH) (“SAI”). Mr. Smith also owns and operates Sonic Financial, a private business which owns a majority of the Company’s common stock, among other activities. Mr. Smith is the father of Mr. Marcus G. Smith. Mr. Smith has been in the motorsports business since the sport’s beginnings in the 1940s and has been a leader in motorsports innovation throughout its history. This experience led the Board to conclude that he is qualified to serve as a Board member.

William R. Brooks, 61, has been Vice President, Treasurer, Chief Financial Officer and a director of SMI since its organization in 1994. In February 2004, Mr. Brooks became an Executive Vice President of SMI, and in May 2008 was promoted to Vice Chairman. Mr. Brooks joined Sonic Financial from PricewaterhouseCoopers LLP (“PwC”) in 1983 and currently is an officer of Sonic Financial, has served as Vice President of CMS since before the organization of SMI, and has been Vice President and a director of AMS since its acquisition and TMS since its formation. He has served as Vice President of BMS, LVMS, IR, KyS and NHMS since their acquisition. In addition, Mr. Brooks serves as an officer and a director, or in a similar capacity, for many of SMI’s other subsidiaries. Mr. Brooks also has served as a director of SAI since its formation in 1997. Mr. Brooks has been involved in the motorsports business since 1979 when he served on the PwC team that audited CMS. Mr. Brooks was the Company’s Chief Financial Officer when it went public in 1995. Mr. Brooks’ strong background in accounting and financial reporting, and detailed knowledge of the motorsports industry and SMI, led the Board to conclude that he is qualified to serve as a Board member. Mr. Brooks is standing for reelection as a director at the Annual Meeting.

Marcus G. Smith, 37, became a director of SMI in 2004 and Chief Operating Officer and President of SMI in May 2008. Prior to that appointment, Mr. Smith served as Executive Vice President of National Sales and Marketing for SMI since 2004. Mr. Smith was also appointed President and General Manager of CMS in May 2008. Mr. Smith joined the Company in 1996 as a sales associate at CMS and was named Manager of New Business Development in 1999. Mr. Smith is the son of Mr. O. Bruton Smith. In addition, Mr. Smith serves as a member of the Board of Managers of MA and as an officer of many of the Company’s subsidiaries. Mr. Smith grew up in the motorsports business, and has successfully led one of the Company’s most important drivers of revenue, corporate sales and marketing, for six years. That experience led the Board to conclude that he is qualified to serve as a Board member.

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Mark M. Gambill, 60, became a director of SMI in 1995. Mr. Gambill worked for Wheat First Securities from 1972, including serving as chairman of the underwriting committee, until it was sold to First Union Corporation in 1998. Mr. Gambill was President of Wheat First Butcher Singer at the time of sale. Mr. Gambill left First Union in 1999. Mr. Gambill has been Chairman of Cary Street Partners, a financial advisory and wealth management firm, since 2002. Mr. Gambill served as a member of the Board of Managers of MA from its formation through 2010. Mr. Gambill also serves as a director of New Market Corporation and Triangle Capital Corporation. Previously, Mr. Gambill served as a director for the Noland Company until its sale in 2005. Mr. Gambill was the lead investment banker in the Company’s initial public offering, and has excellent experience in the capital markets, attributes which led the Board to conclude that he is qualified to serve as a Board member. Mr. Gambill is standing for reelection as a director at the Annual Meeting.

James P. Holden, 59, became a director of SMI in 2004. Mr. Holden retired in 2000 after completing 27 distinguished years in the auto industry, including 19 years with DaimlerChrysler and its predecessor Chrysler Corp. (“Chrysler”). Highlights of his career include being named President of DaimlerChrysler in 1999 and Chief Executive Officer in June 2000. Mr. Holden served in various positions during his career at Chrysler, including Executive Vice President of Sales and Marketing responsible for directing all of the automaker’s sales, fleet and marketing organizations in the United States, Mexico and Canada, including Mopar parts operations. In addition, he serves as a director of Sirius XM Radio, Inc., Snap-on, Inc. and Motors Liquidation Company. Formerly, Mr. Holden served as a director for Meridian Automotive Systems, Inc. Mr. Holden’s experience as an executive at a major automobile manufacturer, along with his diverse public company board experience, led the Board to conclude that he is qualified to serve as a Board member. Mr. Holden is standing for reelection as a director at the Annual Meeting.

Robert L. Rewey, 72, became a director of SMI in 2001. Mr. Rewey retired from Ford Motor Company (“Ford”) in 2001 after a distinguished 38-year career with Ford, most recently serving as Group Vice President of North American Operations & Global Consumer Services. Mr. Rewey managed numerous areas within Ford since 1963, also serving as Vice President of Sales, Marketing and Customer Service. Mr. Rewey also serves on the boards of SAI, LoJack Corporation, Dealer Tire, LLC and Reading Group, LLC. During his tenure with Ford, Mr. Rewey oversaw Ford’s motorsports operations. That experience, along with his other executive experience gained at Ford, led the Board to conclude that he is qualified to serve as a Board member.

Tom E. Smith, 69, became a director of SMI in 2001. Mr. Smith retired from Food Lion Stores, Inc. (“Food Lion”) in 1999, after a distinguished 29-year career with that company, including serving as Chief Executive Officer and President. Mr. Smith serves as a director of Farmers and Merchants Bank, and served as a director of CT Communications, Inc. from 1999 until its acquisition by Windstream Communications in 2007. Mr. Smith’s experience as Chief Executive Officer of Food Lion, a major participant in sports marketing, along with his other experiences serving on public company boards, led the Board to conclude that he is qualified to serve as a Board member.

GENERAL MANAGERS

Jerry N. Caldwell, 35, became Executive Vice President and General Manager of BMS in November 2010. Prior to that appointment, Mr. Caldwell spent 13 years working at BMS in various positions within the Corporate Sales and Marketing Department until his promotion to Vice President of that department in 2009. Mr. Caldwell served as interim General Manager of BMS from February 2010 until his appointment as Executive Vice President and General Manager.

Edwin R. Clark, 56, became Vice President and General Manager of AMS in 1992 and was promoted to President and General Manager of AMS in 1995. Prior to that appointment, he had been Vice President of Events at CMS since 1981. Mr. Clark became Executive Vice President of SMI upon its organization in 1994 and was a director of SMI from 1995 to 2004.

Jerry K. Gappens, Jr., 49, became Executive Vice President and General Manager of NHMS in January 2008. Prior to that appointment, Mr. Gappens spent 15 years working for CMS in various public relations, marketing and event capacities. He most recently served as Senior Vice President of Events and Marketing at CMS since 2004. Mr. Gappens has more than 25 years of experience in the motorsports industry, working previously with National Speed Sport News, one of the top motorsports trade publications.

William E. Gossage, 52, became Vice President and General Manager of TMS in 1995. Prior to that appointment, he was Vice President of Public Relations at CMS from 1989 to 1995. In February 2004, Mr. Gossage became President of TMS. Mr. Gossage previously worked with Miller Brewing Company in its motorsports public relations program and served in various public relations and managerial capacities at two other NASCAR-sanctioned speedways.

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Stephen Page, 56, has served as President and General Manager of IR since its acquisition in 1996. Prior to being hired by SMI, Mr. Page had been continuously employed for several years as President of Brenda Raceway Corporation, which owned and operated IR before acquisition by the Company. Mr. Page also spent 11 years working for the Oakland A’s baseball franchise in various marketing positions.

R. Christopher Powell, 51, has served as Vice President and General Manager of LVMS since its acquisition in 1998, and was promoted to President in June 2008. Mr. Powell also serves as Vice President of several other SMI subsidiaries. Mr. Powell spent 11 years working for Sports Marketing Enterprises, a division of RJR Tobacco Company (“RJR”). From 1994 to 1998, he served as manager of media relations and publicity on RJR’s NASCAR Winston Cup program. Mr. Powell’s previous duties included publicity and event operations on other RJR initiatives, including NHRA Drag Racing and the Vantage and Nabisco golf sponsorships.

Mark F. Simendinger, 52, has served as Vice President and General Manager of KyS since its acquisition in 2009. Mr. Simendinger was promoted to Executive Vice President in January 2011. He previously served as an executive officer for KyS under its prior ownership from its development in 2000 until its purchase by SMI in 2009. Prior to that, Mr. Simendinger was President of Turfway Park Race Course, a thoroughbred track in Florence, Kentucky, and President of Carroll Properties, a real estate development firm.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends a vote FOR approval of this resolution.

We encourage you to review the complete description of the Company’s executive compensation programs provided in the “2010 Executive Compensation” section of this Proxy Statement, including the Compensation Discussion and Analysis and the Executive Officer Compensation Disclosure Tables. As discussed in the Compensation Discussion and Analysis, the compensation programs for the Company’s named executive officers (who are the officers listed in the Summary Compensation Table in the Executive Officer Compensation Disclosure Tables section) are designed to support the Company’s objectives of attracting, motivating and retaining a high-quality executive team through compensation programs that: (1) link executive compensation to SMI’s business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace and recognize achievement of SMI’s business strategy objectives; and (4) provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of SMI’s stockholders. At the Annual Meeting, our stockholders will have the opportunity to approve or not approve the compensation of our named executive officers through a non-binding vote (commonly known as a “say-on-pay” vote) on the following resolution:

RESOLVED, that the compensation of the named executive officers of the Company as disclosed pursuant to the SEC rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Even though the result of the say-on-pay vote is non-binding, the Board values the opinions that stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends a vote for a THREE-YEAR Frequency.

The Company will include a say-on-pay vote in our annual meeting proxy statement at least once every three years. At the 2011 Annual Meeting, our stockholders will be asked to provide a non-binding vote on whether a say-on-pay vote should occur every one, two or three years. After careful consideration of this proposal, the Board has determined that a THREE-YEAR Frequency say-on-pay vote is the most appropriate alternative for the Company; therefore, the Board recommends that you vote for a THREE-YEAR Frequency for the say-on-pay vote. A THREE-YEAR Frequency will provide sufficient time for our stockholders to evaluate our overall compensation philosophy and policies in the context of our long-term business results.

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A THREE-YEAR Frequency will also provide the Compensation Committee of the Board a meaningful period to respond to the results of the say-on-pay vote. Although the Board is recommending a THREE-YEAR Frequency for the say-on-pay vote, our stockholders, when voting on this proposal, will be asked to select from the following four choices on the proxy card: whether the say-on-pay vote will occur every one, two or three years, or to abstain from voting on the matter. The option of one year, two years or three years that receives the highest number of votes cast by our stockholders will be the frequency for the say-on-pay vote that has been selected by our stockholders, and the Board will consider the outcome of the vote when deciding how often a say-on-pay vote will be requested from the Company’s stockholders. Because this vote is advisory and non-binding on the Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on say-on-pay more or less frequently than the option approved by our stockholders.

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SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP to serve as the principal independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. PwC’s first year serving in this capacity for the Company was 2007.

Representatives of PwC will attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of PwC as our principal independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. The Board is submitting the selection of PwC to the stockholders for ratification and the Audit Committee will reconsider whether to retain PwC if the stockholders fail to ratify this selection. In addition, even if the stockholders ratify the selection of PwC, the Audit Committee may, in its discretion, select a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of SMI.

PRINCIPAL ACCOUNTING FIRM FEES AND SERVICES

The following table shows the aggregate fees billed to the Company by PwC for the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees(1)	$730,000	$702,000
Audit-Related Fees(2)	–	–
Tax Fees(3)	25,000	40,000
All Other Fees(4)	–	–

(1)	This fee category consists of services for: (i) the audit of our annual financial statements and review of our quarterly financial statements in 2010 and 2009, (ii) the audit of the effectiveness of our internal control over financial reporting for Sarbanes-Oxley Act Section 404 Compliance in 2010 and 2009, (iii) services associated with the private placement, exchange offer and SEC registration statement for our senior notes issued in 2009, and (iv) services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings, including services associated with other SEC registration statements, SEC staff reviews and inquiries, and documents filed with the SEC (e.g., comfort letters and consents) in 2010 and 2009.

(2)	This fee category consists of assurance and related services that are reasonably related to performing the audit and review of our financial statements, and are not reported above under “Audit Fees”. There were no fees for this category in 2010 or 2009.

(3)	This fee category consists of professional services rendered by PwC for tax return preparation, tax compliance, tax planning and tax advice in 2010 and 2009.

(4)	This fee category consists of fees billed for services other than the services reported in other categories. There were no fees for this category in 2010 or 2009.

The Audit Committee has considered whether the non-audit services provided were compatible with maintaining the principal independent registered public accounting firm’s independence, and believes that such services and related fees, due to, among other things, the nature and scope of the services provided and the fact that different PwC personnel provided audit and non-audit services, have not impaired the independence of the Company’s principal independent registered public accounting firm. All services provided by PwC in 2010 and 2009 were approved by the Audit Committee.

Generally, before an independent auditor is engaged by the Company to render audit or non-audit services, the engagement is approved early each calendar year by the Audit Committee. Any subsequent changes in audit, audit-related, tax or other services to be provided by such independent auditor due to changes in scope of work, terms, conditions or fees of the engagement must be pre-approved by the Audit Committee or by one of its members who has been delegated such authority. Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both such independent auditor and the Chief Financial Officer of the Company and must be consistent with applicable SEC regulations and NYSE listing standards regarding auditor independence.

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2010 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2010 EXECUTIVE OFFICER COMPENSATION PROGRAM

The Company’s objectives with respect to compensation of its executive officers are to: (1) link executive compensation to SMI’s business strategy execution and performance; (2) offer compensation designed to attract, retain and reward key executive officers; (3) offer salary, cash bonus and incentive compensation pay opportunities that are competitive in the marketplace and recognize achievement of SMI’s business strategy objectives; and (4) provide performance incentives and equity-based compensation to align the long-term interests of executive officers with those of SMI’s stockholders.

The Company’s executive compensation program is designed to reward successful achievement of the Company’s objectives, which we believe will return value to the stockholders. The Company’s objectives include: revenue growth; operating earnings growth; earnings per share growth; increased shareholder return through dividends and share repurchases; and growth of return on average equity.

SMI has three executive officers: Mr. O. Bruton Smith, the Company’s Chairman and Chief Executive Officer, Mr. Marcus G. Smith, the Company’s President and Chief Operating Officer, and Mr. William R. Brooks, the Company’s Vice Chairman, Chief Financial Officer and Treasurer. SMI’s executive compensation program is comprised of two components: (i) annual cash compensation, paid in the form of annual salary, objective performance-based incentive compensation payments and possible discretionary bonuses; and (ii) long-term compensation, paid in the form of options to purchase the Common Stock or through the grant of performance-based restricted stock or restricted stock units. The Company’s executive officers are paid an annual base salary and participate in the Company’s Incentive Compensation Plan. None of the Company’s executive officers have an employment agreement, severance agreement or any retirement plans other than a 401(k) Plan that is available to all employees. None of the Company’s executive officers have any agreement pursuant to which there is an accelerated vesting of outstanding equity awards in the event of termination of employment. Given the Company’s emphasis on current cash compensation and our executive officers’ extended tenure with the Company, the Company believes that the type of agreements described above would not significantly advance the Company’s compensation objectives.

SMI’s executive compensation tends to favor current cash payments in the form of annual salary, incentive compensation under the Company’s Incentive Compensation Plan and a possible discretionary bonus consistent with the Company’s earnings, margins and cash flows. The Company believes current cash compensation is the most effective tool to generate and enhance high earnings, margins and cash flows.

The Company also believes that a certain level of equity ownership is required to align executive officer long-term interests with those of stockholders. The Compensation Committee believes the Company’s executive officer compensation program adequately achieves this goal through the periodic awards of equity compensation, taking into account the executive officers’ existing equity ownership and the desired mix of cash and equity compensation. The Company also considered the effects of applicable accounting guidance on equity-based payments, which require the Company to currently expense an estimated future value of equity compensation. Retention and long-term focus of the Company’s executive officers has not historically been an area of concern, evidenced by the more than 25-year average tenure of the current executive officers of the Company and its predecessors.

The Compensation Committee reviews base salaries, awards of cash bonuses, awards of incentive cash compensation and equity-based compensation in the first quarter of each year. Mr. O. Bruton Smith and Mr. Brooks present the Compensation Committee with a report of the Company’s financial results for the prior year, recommendations regarding proposals on compensation including recommended base salaries, recommended discretionary bonus payments and management’s rationale for such recommendations. The Compensation Committee is required to certify the Company’s results for purposes of the Incentive Compensation Plan, and must decide whether to approve the incentive compensation award yielded under the Incentive Compensation Plan, and whether to reduce that award, and whether circumstances justify a discretionary bonus award. See “Incentive Compensation and Cash Bonuses” below. Mr. O. Bruton Smith does not make any recommendation regarding his own compensation.

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ANNUAL CASH COMPENSATION

Annual cash compensation for SMI’s executive officers consists of a base salary, payments earned under the Incentive Compensation Plan and a possible discretionary bonus. Executive officer cash compensation has historically been weighted in favor of a discretionary cash bonus dependent upon the Company’s and each executive officer’s performance for the particular year. The criteria approved by the Compensation Committee pursuant to the Incentive Compensation Plan was designed to maintain the weighted balance of cash compensation favoring at-risk cash compensation as opposed to base salary. The annual cash compensation paid by SMI to its executive officers during 2010 was set in an amount the Compensation Committee determined to be an adequate reward for the Company’s and the executive officers’ performance. Although the Company does not engage in compensation benchmarking, the 2010 annual cash compensation was intended to be competitive in relation to similar companies such as those included in the Peer Group Index in the performance graph included in the Company’s Annual Report on Form 10-K, other entertainment-related companies as well as other companies considered to have financial characteristics similar to those of SMI. The Compensation Committee utilized the services of Pearl Meyer, an independent consultant, to assist the Committee in reviewing the Company’s executive and director compensation programs by providing comparative pay data for similar companies such as those in the Peer Group Index, and other entertainment-related companies as well as other companies considered to have financial characteristics similar to those of SMI. The independent consulting firm did not provide any personal services for any of the Company’s executive officers, nor did it provide any other services to the Company.

ANNUAL SALARY

The base salaries of SMI’s executive officers and adjustments to executive officers’ base salaries are generally based upon a subjective evaluation of the executive officer’s performance by the Compensation Committee in light of the Company’s compensation objectives. The Compensation Committee’s evaluation is also based upon factors such as the current responsibilities of each executive officer, the compensation of similarly situated executive officers of comparable companies, the performance of each executive officer during the prior calendar year, the Company’s performance during the prior calendar year and management’s recommendations submitted to the Compensation Committee by the Chairman and Chief Executive Officer and by the Chief Financial Officer. In March 2010, the base salaries of the executive officers for 2010 were established using the referenced criteria. The base salaries for Messrs. O. Bruton Smith, Marcus G. Smith and Brooks remained unchanged for 2010 and 2011.

INCENTIVE COMPENSATION AND CASH BONUSES

Each of SMI’s executive officers was eligible to participate in the Company’s Incentive Compensation Plan in 2010. Compensation under the Incentive Compensation Plan is intended to provide the Company’s executive officers an incentive to devote their best efforts to the Company and to enhance the Company’s value for the benefit of stockholders. In March 2010, the Compensation Committee established objective, performance-based goals, reflective of the Company’s projected earnings for 2010, and potential incentive compensation payouts to the eligible executive officers. The performance period was January 1, 2010 through December 31, 2010. Earnings per share, with certain adjustments designed to more accurately reflect the Company’s and the eligible executive officers’ performance, was selected as the performance goal (“Plan EPS”). For purposes of the Company’s 2010 performance goal, Plan EPS was, consistent with the Incentive Compensation Plan, defined as (A) the Company’s net income as determined in accordance with U.S. generally accepted accounting principles (GAAP), excluding the effects of (i) any gain or loss on asset/goodwill impairment or expense charges, litigation or claim expenses, or judgments or settlements, (ii) restructuring charges, (iii) refinance charges, (iv) extraordinary non-recurring items as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report on Form 10-K for the applicable year, or (v) the cumulative effect of any changes in GAAP during 2010, divided by (B) a share count of 41,500,000 shares. Any exclusions from the calculation of the Company’s earnings were selected to more accurately reflect the Company’s normalized performance in 2010, leading to a more fair and accurate incentive compensation award.

In accordance with the Company’s Incentive Compensation Plan for the fiscal year ended December 31, 2010, the incentive compensation awarded to Messrs. O. Bruton Smith, Marcus G. Smith and Brooks was calculated by comparing Plan EPS to the target Plan EPS of $1.50 selected by the Compensation Committee (“Target EPS”).

If the Company achieved exactly the Target EPS, the following incentive compensation awards would have been earned (for each of Messrs. O. Bruton Smith, Marcus G. Smith and Brooks, the “Target EPS Incentive Compensation Award”):

•	O. Bruton Smith = 3.0 times current annual base salary (i.e., 3.0 x $600,000 = $1,800,000)

•	Marcus G. Smith = 2.0 times current annual base salary (i.e., 2.0 x $550,000 = $1,100,000)

•	William R. Brooks = 2.0 times current annual base salary (i.e., 2.0 x $500,000 = $1,000,000)

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However, if the Company achieved more or less than the Target EPS, the amounts payable to Messrs. O. Bruton Smith, Marcus G. Smith and Brooks based on the Plan EPS performance objective would have been the Target EPS Incentive Compensation Award increased or reduced (as the case may be) by the percentage by which the Company’s achieved Plan EPS for 2010 was greater than or less than the Target EPS. However, no incentive compensation award would be payable if the Company achieved less than the minimum Plan EPS threshold of $0.75 selected by the Compensation Committee or 50% of the Target EPS (the “Minimum EPS Threshold”).

The following examples illustrate the incentive compensation award calculation for achieved Plan EPS other than the Target EPS:

•	If the Company’s achieved Plan EPS was $3.00 (or 200% of Target EPS), then the following Plan EPS incentive compensation awards would have been earned:

–	O. Bruton Smith = $3,600,000 (or 200% of the Target EPS Incentive Compensation Award)

–	Marcus G. Smith = $2,200,000 (or 200% of the Target EPS Incentive Compensation Award)

–	William R. Brooks = $2,000,000 (or 200% of the Target EPS Incentive Compensation Award)

•	If the Company’s achieved Plan EPS was $0.75 (or 50% of Target EPS), then the following Plan EPS incentive compensation awards would have been earned:

–	O. Bruton Smith = $900,000 (or 50% of the Target EPS Incentive Compensation Award)

–	Marcus G. Smith = $550,000 (or 50% of the Target EPS Incentive Compensation Award)

–	William R. Brooks = $500,000 (or 50% of the Target EPS Incentive Compensation Award)

The Company achieved a Plan EPS of $0.98 for the fiscal year ended December 31, 2010 (or 65 1/3% of Target EPS). Accordingly, Messrs. O. Bruton Smith, Marcus G. Smith and Brooks earned Plan EPS incentive compensation awards of $1,176,000, $718,667 and $653,333, respectively (or 65 1/3% of their respective Target EPS Incentive Compensation Awards).

LONG-TERM EQUITY COMPENSATION

The Compensation Committee believes that an appropriate level of equity-based compensation or equity holdings is part of a balanced and effective compensation program designed to align the interests of executive officers with those of stockholders.

In March 2010, the Compensation Committee made restricted stock grants of 35,000 shares of performance-based restricted stock to Mr. Brooks and 35,000 performance-based restricted stock units to Mr. Marcus G. Smith under the 2004 SIP (each, a “Restricted Stock Award”) for the fiscal year ended December 31, 2010.

The Compensation Committee determined that the Restricted Stock Awards would be subject to forfeiture based on the extent to which Plan EPS for the fiscal year ended 2010 fell short of Target EPS as follows:

•	If Plan EPS was less than the Minimum EPS Threshold, then the Restricted Stock Awards would not vest and would be forfeited in their entirety.

•

If Plan EPS met or exceeded the Minimum EPS Threshold, the number of shares of Common Stock that would remain outstanding under each Restricted Stock Award for the remainder of the restricted period (the outstanding shares being scheduled to vest in increments of one-third on each anniversary of the grant date) would equal:

–	The applicable Target Grant Amount; multiplied by

–	Plan EPS expressed as a percentage of Target EPS (however, the percentage cannot exceed 100%).

As discussed above in “Incentive Compensation and Cash Bonuses,” the Company achieved a Plan EPS of $0.98 for the fiscal year ended December 31, 2010, exceeding the Minimum EPS Threshold. Because $0.98 is 65 1/3% of the Target EPS, Mr. Marcus G. Smith retained ownership of 22,867 restricted stock units to be settled in Common Stock and Mr. Brooks retained ownership of 22,867 restricted shares of the Common Stock as their respective Restricted Stock Awards, with the remaining 12,133 units or shares forfeited in their entirety.

The Compensation Committee has broad discretion regarding the types of long-term incentive compensation awarded to named executive officers and other employees of the Company, typically using either restricted stock, restricted stock units, stock option awards or some combination thereof.

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In times of relatively stable stock prices for the Company, the Compensation Committee generally favors restricted stock grants over options because it believes that they provide greater incentives to employees and are potentially less dilutive to existing stockholders in such circumstances. The Compensation Committee began shifting incentive grants to restricted stock for named executive officers in 2008.

However, depending upon circumstances in the future, the Compensation Committee may exercise its discretion and award all stock options, all restricted stock, all restricted stock units or a mixture thereof.

OTHER BENEFIT PLANS

Executive officers of SMI (including the Chief Executive Officer) were also eligible in 2010 to participate in various benefit plans similar to those provided to other employees of SMI. These benefit plans are intended to provide a safety net of coverage for various events, such as death, disability and retirement.

Senior level highly compensated Company employees, including the executive officers of SMI, were also eligible to participate in the Company’s Deferred Compensation Plan (the “Deferred Plan”) during the 2010 calendar year. Under the Deferred Plan, eligible employees could elect to defer up to 75% of their annual base salary and up to 100% of their annual cash bonus or commission payments. SMI, in its sole discretion, may match deferred compensation contributions of executive officers and all other eligible participants. To date, no matching contributions have been made. Contributions by participants in the Deferred Plan, including the executive officers, may be invested in several different investment funds offered by the third-party administrator of the Deferred Plan, with earnings on such amounts determined by the actual market performance of the investment funds selected by the participant. To date, no named executive officer has participated in the Deferred Plan.

FEDERAL INCOME TAX CONSIDERATIONS

The compensation paid to the Company’s executive officers is based primarily on Company performance. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a limitation on the deductibility of annual compensation in excess of $1,000,000 that is not performance-based. Executive officer compensation attributable to the exercise of stock options granted under the Company’s 1994 Stock Option Plan and the 2004 SIP, and incentive compensation paid under the Company’s Incentive Compensation Plan, should qualify as fully deductible performance-based compensation. The Compensation Committee intends to continue to manage SMI’s executive compensation program in a manner that will preserve federal income tax deductions. However, the Compensation Committee also must approach executive compensation in a manner which will attract, motivate and retain key personnel whose performance increases the value of the Company. Accordingly, the Compensation Committee may from time to time exercise its discretion to award compensation that may not be deductible under Section 162(m) of the Code when in its judgment such award would be in the interests of the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based upon such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in SMI’s Annual Report on Form 10-K and Proxy Statement on Schedule 14A.

Compensation Committee

Tom E. Smith, Chairman

Mark M. Gambill

James P. Holden

Robert L. Rewey

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2010 SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid by or on behalf of SMI to the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for services rendered during the fiscal years ended December 31, 2008, 2009 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(3)	All Other Compen- sation ($)(4)	Total ($)
O. Bruton Smith, Chairman and Chief Executive Officer	2010 2009 2008	600,000 600,000 600,000	– – –	– – –	– – –	1,176,000 1,108,800 1,300,000	– – –	1,776,000 1,708,800 1,900,000
Marcus G. Smith, President and Chief Operating Officer	2010 2009 2008	550,000 550,000 225,000	– – 1,107,738	341,176 170,632 168,504	– – –	718,667 677,600 –	12,483 8,622 10,945	1,622,326 1,406,854 1,512,187
William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer	2010 2009 2008	500,000 500,000 500,000	– – –	341,176 115,685 168,504	– – –	653,333 616,000 700,000	7,946 7,668 7,174	1,502,455 1,239,353 1,375,678

(1)	The amount shown is a cash bonus earned in the year specified and paid in the first quarter of the following year and is based upon Mr. Marcus G. Smith’s previous sales commission arrangement with the Company.

(2)	Stock Awards were granted pursuant to the 2004 SIP. The amounts for Stock Awards reflect the grant date fair value of such awards. See Note 11 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K for additional information concerning this plan.

(3)	Amounts shown are non-equity incentive compensation payments made pursuant to the Company’s Incentive Compensation Plan earned in the year specified and paid in the first quarter of the following year.

(4)	Includes the Company’s match to the 401(k) Plan and the Company’s contribution to employee benefit plans available to all employees. The aggregate amount of perquisites received in each of 2008, 2009 and 2010 did not exceed $10,000 for any named executive officer.

2010 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all individual grants of plan-based awards granted to named executive officers for the fiscal year ending December 31, 2010:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
O. Bruton Smith, Chairman and Chief Executive Officer	3/11/2010	900,000	1,800,000	–	–	–	–
Marcus G. Smith, President and Chief Operating Officer	3/11/2010	550,000	1,100,000	–	17,500	35,000	–
William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer	3/11/2010	500,000	1,000,000	–	17,500	35,000	–

(1)	Amounts earned for 2010 are set forth in the Summary Compensation Table. Awards were made in accordance with the Company’s Incentive Compensation Plan.

(2)	The Stock Awards were adjusted on March 10, 2011, based on final certification of performance targets, to the following amounts: Mr. Marcus G. Smith from 35,000 restricted stock units to 22,867 restricted stock units (to be settled in shares of Common Stock), and Mr. William R. Brooks from 35,000 to 22,867 shares of restricted stock. Stock Awards were made in accordance with the 2004 SIP.

Speedway Motorsports, Inc.
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2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards held by named executive officers at the end of the fiscal year ending December 31, 2010:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
O. Bruton Smith, Chairman and Chief Executive Officer	–	–	–	–	–
Marcus G. Smith, President and Chief Operating Officer	20,000	18.85	10/01/2011	53,928	826,127
	10,000	26.36	12/11/2012
	20,000	29.64	12/09/2013
	95,000	37.00	12/08/2014
	10,000	38.97	12/07/2015
	20,000	39.13	12/05/2016
William R. Brooks, Vice Chairman,	20,000	18.85	10/01/2011	53,928	826,127
Chief Financial Officer and Treasurer	21,250	26.36	12/11/2012
	20,000	29.64	12/09/2013
	95,000	37.00	12/08/2014
	10,000	38.97	12/07/2015
	20,000	39.13	12/05/2016

(1)	Includes (a) 6,608 shares of unvested restricted stock granted to each of Messrs. William R. Brooks and Marcus G. Smith, which cliff vest on March 27, 2011, subject to the terms and conditions of the 2004 SIP; (b) 12,320 shares of unvested restricted stock granted to Mr. Brooks, which cliff vest on March 11, 2012, subject to the terms and conditions of the 2004 SIP; (c) 12,320 restricted stock units granted to Mr. Smith, which must be settled in shares of Common Stock and which cliff vest on April 21, 2012, subject to the terms and conditions of the 2004 SIP; (d) 35,000 shares of unvested restricted stock granted to Mr. Brooks, of which one-third vested on March 11, 2011, one-third vests on March 11, 2012, and one-third vests on March 11, 2013, subject to the terms and conditions of the 2004 SIP; (c) 35,000 restricted stock units granted to Mr. Smith, which must be settled in shares of Common Stock, of which one-third vested on March 11, 2011, one-third vests on March 11, 2012, and one-third vests on March 11, 2013, subject to the terms and conditions of the 2004 SIP. The awards of 35,000 performance-based restricted stock units to Mr. Smith and 35,000 shares of restricted stock to Mr. Brooks were adjusted on March 10, 2011 based on the final certification of performance targets for 2010 from 35,000 to 22,867 restricted stock units for Mr. Smith to be settled in shares of Common Stock and 22,867 shares of restricted stock for Mr. Brooks, with the amount that vested on March 11, 2011 being 7,622 shares of stock for each of Messrs. Smith and Brooks.

(2)	Market value based on the December 31, 2010 closing market price of the Common Stock of $15.32.

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2010 DIRECTOR COMPENSATION

The following table sets forth the compensation of the Company’s non-employee directors for services rendered in 2010. Directors who are also employees of the Company do not receive compensation (other than their compensation as employees of the Company) for their service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Total ($)
Mark M. Gambill(1)	65,500	63,731	129,231
James P. Holden(2)	58,500	63,731	122,231
Robert L. Rewey(3)	56,500	63,731	120,231
Tom E. Smith(4)	68,500	63,731	132,231

(1)	As of December 31, 2010, Mr. Gambill held options to acquire 80,000 shares of Common Stock and 3,780 shares of restricted stock.

(2)	As of December 31, 2010, Mr. Holden held options to acquire 40,000 shares of Common Stock and 3,780 shares of restricted stock.

(3)	As of December 31, 2010, Mr. Rewey held options to acquire 50,000 shares of Common Stock and 3,780 shares of restricted stock.

(4)	As of December 31, 2010, Mr. Smith held options to acquire 60,000 shares of Common Stock and 3,780 shares of restricted stock.

(5)	Stock Awards were made pursuant to the Company’s 2008 Formula Restricted Stock Plan for Non-Employee Directors (the “Formula Plan”). The amounts for Stock Awards reflect the aggregate grant date fair value of such awards.

Members of the Board who are not employees of the Company receive automatic annual grants of restricted stock under the Formula Plan. The annual grant of restricted stock is made on the first business day following the Company’s annual meeting of stockholders. The number of restricted shares of Common Stock granted to an eligible non-employee director is determined by dividing $60,000 by the average closing price of Common Stock for the twenty trading days immediately preceding the grant date rounded up to the nearest whole share. Subject to the director’s continued service on the Board, the restricted stock will vest in full on the first anniversary of the grant date or, if earlier, the day before the next annual meeting of stockholders following the grant date. For additional information concerning the Formula Plan, see Note 11 to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K.

In fiscal 2010, each non-employee director also received (i) an annual cash retainer of $30,000, (ii) $1,500 for each Board and committee meeting attended, and (iii) an annual cash retainer of $10,000 to each respective Chairman of the Audit Committee, Nominating/Corporate Governance Committee (who previously served as the Lead Independent Director) and Compensation Committee. Beginning in 2011, the Lead Independent Director will receive an annual cash retainer of $10,000, and the Chairman of the Nominating/Corporate Governance Committee will receive an annual cash retainer of $5,000. The Company also reimburses all directors for their expenses incurred in connection with their activities as directors of SMI.

TRANSACTIONS WITH RELATED PERSONS

It is the Company’s policy, as set forth in its Corporate Governance Guidelines, to have the Audit Committee review related person transactions for conflicts of interest. In its review, the Audit Committee considers whether a particular transaction is in the best interests of the Company, whether the transaction is on economic terms no less favorable than could be obtained in an arm’s-length transaction with an unrelated third party, and the materiality of the interest to the related person.

Before July 2002, the Company made loans to, paid certain expenses on behalf of, and obtained certain services from Sonic Financial, a Company affiliate through common ownership by the Company’s Chairman and Chief Executive Officer, for various corporate purposes. Also, the Company and Sonic Financial currently share various expenses in the ordinary course of business. At December 31, 2010, the Company had approximately $4.4 million, including accrued interest, due from Sonic Financial. In 2010, the amounts due from Sonic Financial were reduced by net amounts owed to Sonic Financial by SMI with respect to a shared services arrangement net of accrued interest by $342,000. The largest amount outstanding in 2010 was $4.8 million at

Speedway Motorsports, Inc.
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January 1, 2010. The amount owed by Sonic Financial bears interest at 1% over prime and is payable on demand. Pursuant to the shared services arrangement, Sonic Financial provides administrative services to the Company, and further provides the Company access to the use of airplanes for Company business travel.

Sonic Financial made several loans and cash advances to AMS prior to 1996 for the AMS acquisition and other expenses. Such loans and advances stood at $2.6 million at December 31, 2010. Of this amount, approximately $1.8 million bears interest at 3.83% and the remainder at 1% over prime.

US Legend Cars International, Inc. (“US Legend Cars”), SMISC Holdings, Inc. (“SMI Properties”) and Oil-Chem Research Corporation (“Oil-Chem”) are wholly-owned subsidiaries of the Company, each of whom lease office and warehouse facilities from Chartown, an affiliate of the Company through common ownership by the Company’s Chairman and Chief Executive Officer, under annually renewable lease agreements. Rent expense for US Legend Cars, SMI Properties and Oil-Chem in 2010 approximated $245,000, $243,000 and $96,000, respectively. At December 31, 2010, amounts owed to Chartown were not significant. The leases contain terms more favorable to the Company than would be obtained from unaffiliated third parties. The economic terms of the leases were based on several factors, including projected earnings capacity of US Legend Cars, SMI Properties and Oil-Chem, the quality, age, condition and location of the facilities and rent paid for comparable commercial properties.

Oil-Chem sells zMAX micro-lubricant® product to certain SAI dealerships for resale to service customers of the dealerships in the ordinary course of business. SAI is a Company affiliate through common ownership by the Company’s Chairman and Chief Executive Officer. Total purchases from Oil-Chem by SAI dealerships approximated $1.4 million in 2010. At December 31, 2010, associated amounts due from SAI totaled approximately $114,000. Various SMI subsidiaries purchased new and used vehicles for employee use from certain subsidiary dealerships of SAI in 2010 for an aggregate of approximately $279,000. Amounts due to and from SAI dealerships were not significant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires SMI’s officers, directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC rules require that SMI identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To SMI’s knowledge, based solely on a review of reports furnished to it, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% beneficial owners were complied with on a timely basis in 2010.

EXPENSES OF SOLICITATION

The Company pays the cost of proxy solicitation, including the cost of assembling and mailing this Proxy Statement and the enclosed materials. In addition to mailings, proxies may be solicited personally, by telephone or electronically, by corporate officers and employees of the Company, who will not receive additional compensation for such efforts. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to forward proxies to customers owning such stock, where applicable, and will reimburse them for their reasonable expenses of forwarding proxy materials to customers.

DEADLINES FOR 2012 STOCKHOLDER PROPOSALS

For stockholder proposals intended to be presented at the 2012 annual meeting of stockholders to be eligible for inclusion in the Company’s proxy statement and the form of proxy for such meeting, they must be received by the Company at its principal executive offices no later than November 24, 2011.

Regarding stockholder proposals intended to be presented at the 2012 annual meeting of stockholders but not included in the Company’s proxy statement, stockholders must give SMI advance notice of their proposals to be considered timely under the Company’s Bylaws. The Bylaws state that written notice of such proposals must be delivered to the principal executive offices of SMI (i) in the case of an annual meeting that occurs within 30 days of the anniversary of the 2011 annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date and (ii) in the case of an annual meeting called for a date not within 30 days before or after the anniversary date of the 2011 annual meeting of stockholders, or in the case

Speedway Motorsports, Inc.
22

of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made, whichever occurs first. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal’s underlying business not being eligible for transaction at the meeting.

OTHER MATTERS

In the event that any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

Speedway Motorsports, Inc.
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ANNUAL MEETING OF STOCKHOLDERS OF

SPEEDWAY MOTORSPORTS, INC.

April 20, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 20, 2011:

The Proxy Statement, the accompanying proxy card and the Annual Report to Security Holders are available at www.speedwaymotorsports.com.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

¢ 20330304000000000000 5	042011

The Board of Directors recommends a vote “FOR ALL NOMINEES” on Item 1, “FOR” Items 2 and 3 and “3 years” on Item 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors: To elect Mr. William R. Brooks, Mr. Mark M. Gambill and Mr. James P. Holden as members of our Board of Directors, each for a term of three years					FOR	AGAINST	ABSTAIN
		2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers, LLP as our principal independent registered public accounting firm for the year ending December 31, 2011.		☐	☐	☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O William R. Brooks O Mark M. Gambill O James P. Holden
					FOR	AGAINST	ABSTAIN
		3.	Advisory vote on executive compensation.		☐	☐	☐
				1 year	2 years	3 years	ABSTAIN
		4.	Advisory vote on frequency of stockholder advisory vote on executive compensation	☐	☐	☐	☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

5.     To transact such other business as may properly come before the Annual Meeting.

        Only holders of record of SMI’s common stock at the close of business on March 1, 2011 will be entitled to vote at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

IMPORTANT NOTE: To vote shares of SMI’s common stock at the Annual Meeting (other than in person at the Annual Meeting), a stockholder must return a proxy. The return envelope enclosed with the proxy card requires no postage if mailed in the United States of America. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. In the absence of specific instructions, this Proxy will be voted “FOR ALL NOMINEES” on Item 1, “FOR” Items 2 and 3 and “3 years” on Item 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0	¢

PROXY

SPEEDWAY MOTORSPORTS, INC.

Concord, North Carolina

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SPEEDWAY MOTORSPORTS, INC.

The undersigned hereby appoints Mr. O. Bruton Smith and Mr. Robert L. Rewey as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of the common stock of Speedway Motorsports, Inc. held of record by the undersigned on March 1, 2011 at the Annual Meeting of Stockholders to be held on April 20, 2011 or any adjournments or postponements thereof.

The Annual Meeting of Stockholders of Speedway Motorsports, Inc. (“SMI”) will be held at the Smith Tower located at Charlotte Motor Speedway, 5555 Concord Parkway South, Concord, North Carolina on Wednesday, April 20, 2011, at 10:00 a.m. (the “Annual Meeting”) for the following purposes, as described in the accompanying Proxy Statement:

(Continued and to be signed on the reverse side)

¢	14475	¢